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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



GigaBeam Corporation
14225-C Sullyfield Circle
Chantilly, VA 20151

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 9, 2004, except for
Note 9 which is as of September 7, 2004, relating to the financial statements of GigaBeam Corporation, which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
September 7, 2004